UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 9, 2016, PowerSecure International, Inc., a Delaware corporation (the “Company”), announced that it has signed a management services agreement (“MSA”) with the government of The Bahamas under which the Company will provide its management services to Bahamas Power and Light (“BPL”), a wholly-owned subsidiary of Bahamas Electricity Corporation provided for under recently passed energy reform legislation by The Bahamas, for the next five years. The MSA includes a business plan which outlines cost-reduction and reliability targets along with renewable energy and customer service initiatives for New Providence and the Family Islands.

Under the terms of the MSA, in addition to the Company receiving a baseline annual management fee of $2 million, BPL must achieve pre-defined key performance indicators related to cost-reductions, reliability improvements and customer-service enhancements in order for the Company to receive potential additional performance-based compensation of up to 150% of the annual management fee.

The MSA was signed by, and will be performed by, PowerSecure, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of PowerSecure International, Inc., issued February 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

	By:	/s/ Eric Dupont
Eric Dupont
Executive Vice President and Chief Financial Officer

Dated: February 9, 2016

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